EXHIBIT 10.13

FIFTH AMENDMENT TO LEASE

          THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made as of the Amendment Date (as hereinafter defined) by and between TOWER PLACE, L.P., a Georgia limited partnership (“Landlord”) and QUALITY SYSTEMS, INC., a California corporation (“Tenant”).

RECITALS

          Landlord and Tenant have previously entered into that certain Tower Place Office Lease dated November 15, 2000, as amended by that certain First Amendment of Lease dated August 12, 2003, as further amended by that certain Second Amendment of Lease dated October 1, 2003, as further amended by that certain Third Amendment of Lease dated June 9, 2004, and as further amended by that certain Fourth Amendment of Lease dated September 22, 2005 (collectively, the “Lease”) for the lease of approximately 24,112 rentable square feet of space, more commonly known as Suite 2700 Tower Place, 3340 Peachtree Road, NE (the “Premises”) located within Tower Place, Atlanta, Fulton County, Georgia.

          Landlord and Tenant desire to amend the Lease as more particularly set forth below.

          NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.       Definitions. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease. For purposes of the Lease, and this Amendment, the following term shall mean the following:

          “Landlord Entities” shall mean Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.

2.       Expansion Space. Commencing on the earlier of (a) May 1, 2007 or (b) the date that Tenant occupies the Expansion Space (the “Expansion Effective Date”), the Premises shall be expanded to also include that certain additional space as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Expansion Space”) containing approximately 10,671 rentable square feet located on the twentieth (20th) floor of the Building. Commencing on the Expansion Effective Date, the Premises shall be defined as the original Premises described in the Lease and the Expansion Space.

3.       Expansion Space Improvements Landlord shall make improvements to the Expansion Space as more particularly described on Exhibit “B” attached hereto and incorporated herein by reference.

4.       Stipulated Square Footage (Building). Commencing on the Expansion Effective Date, the Stipulated Square Footage of the Building (as defined in Section 1.1(f) of the Lease) shall be an agreed upon 611,713 rentable square feet.

5.       Change in Tenant’s Share. Commencing on Expansion Effective Date, Tenant’s Share (as defined in Section 1.l(k) of the Lease) shall be increased to 5.69%.

6.       Change in Base Year. Commencing on the Expansion Effective Date, the Base Year for the Expansion Space only shall be calendar year 2007.

7.       Rent.

          (a)          As of the Expansion Effective Date, the Base Rental for the Expansion Space shall be payable according to the following schedule:

Period		Rentable Square Footage	Annual Base Rental Per Square Foot	Annual Base Rental	Monthly Installment of Base Rental

from	through

05/01/2007	04/09/2008	10,671	$24.50	$261,439.56	$21,786.63
04/10/2008	04/09/2009	10,671	$25.24	$269,336.04	$22,444.67
04/10/2009	04/09/2010	10,671	$26.00	$277,446.00	$23,120.50
04/10/2010	04/09/2011	10,671	$26.77	$285,662.64	$23,805.22
04/10/2011	10/31/2011	10,671	$27.57	$294,199.44	$24,516.62

          (b)          All Rent payable by Tenant shall be paid to Landlord at the following address:

If by U.S. Mail:	Tower Place, L.P.
75 Remittance Drive
Suite 6706
Chicago, IL 60675-6706

If By Wire Transfer:	The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
ABA No.: 071-000-152
	For Credit to:	Tower Place, L.P. Lockbox Account a Property of Tower Place, L.P., by RREEF Management Company
	Account No.:	2726769

8.       Insurance. Section 4.10 of the Lease is hereby deleted in its entirety and the following is hereby substituted therefor:

          (a)          Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Workers’ Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured.

          (b)          The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

          (c)           Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

          (d)          So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

9.        Governmental Regulations. The following is inserted at the end of Section 8.10(b) of the Lease:

“Notwithstanding the foregoing, if Tenant shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Premises or the Building as a result of the specific use being made by Tenant of the Premises, then such action shall be the sole and exclusive responsibility of Tenant in all respects; any such action shall be promptly performed by Tenant at its expense in accordance with the applicable governmental requirement and otherwise in accordance with the terms of this Lease.”

10.       Right of First Refusal. Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, Tenant shall have the right to lease the remaining space on the twentieth (20th) floor of the Building containing approximately 12,484 rentable square feet (the “Refusal Space”) at such time as Landlord receives an offer from a third party to lease the Refusal Space which Landlord is prepared to accept (the “Offer”). In such a case, Landlord shall give written notice to Tenant of the Offer, in all its particulars and Tenant shall have a period of five (5) business days in which to exercise Tenant’s right to lease the Refusal Space, failing which Landlord may lease the Refusal Space to the third party on the basis of the Offer. In the event such third party does not lease the Refusal Space pursuant to the Offer, Landlord shall be obligated to follow the foregoing procedure for any subsequent Offer which it receives. If Tenant exercises its option to include the Refusal Space hereunder, effective on the delivery date specified in the Offer, the Refusal Space shall automatically be included in the Premises and subject to all the terms and conditions of the Lease, except as set forth in the Offer and as follows:

          (a)          Tenant’s Share (as defined in Section l.l(k) of the Lease) shall be recalculated, using the total square footage of the Premises, as increased by the Refusal Space.

          (b)          Except as set forth in the Offer, the Refusal Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Refusal Space or grant Tenant any improvement allowance thereon.

          (c)          If requested by Landlord, Tenant shall, prior to the beginning of the term for the Refusal Space, execute a written memorandum confirming the inclusion of the Refusal Space and the Base Rental for the Refusal Space.

11.       Landlord’s Notice Address. Notwithstanding anything to the contrary contained in the Lease, pursuant to Section 8.1 of the Lease, Landlord’s address for notices shall be:

To Landlord:

Tower Place, L.P.
c/o RREEF
3340 Peachtree Road, Suite 250
Atlanta, Georgia 30326
Attn: Faye Z. Phillips

and

Tower Place, L.P.
c/o Regent Partners, LLC
3348 Peachtree Road, NE, Suite 1000
Atlanta, Georgia 30326-1008
Attn: Debra Cohbs

12.      Tenant’s Authority.

          (a)          If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Fifth Amendment to Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Fifth Amendment to Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Fifth Amendment to Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Fifth Amendment to Lease.

          (b)          Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

13.      Miscellaneous.

          (a)          Except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other such financial concessions contained in the Lease shall apply to the Term as extended hereby. Tenant accepts the Premises in their “as-is” condition.

          (b)          Tenant represents to Landlord that, as of the date hereof, Landlord is not in default of the Lease.

          (c)          For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.

          (d)          Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

          (c)          Landlord and Tenant acknowledge that CB Richard Ellis, Inc. has acted as agent for Landlord in the negotiation and procurement of this Amendment. Tenant represents and warrants that it has been represented by Kern Olsen in connection with the negotiation and procurement of this Amendment and agrees to indemnify Landlord against any third party other than Kern Olsen claiming a fee or commission by or through Tenant.

          (f)          The submission of this Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant.

          (g)         Effective on the Expansion Effective Date, the Maximum Number of Parking Spaces Available to Tenant [as defined in Section 1.1(r) of the Lease] shall be increased from “72” to “104” spaces.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Amendment Date.

Date:	2-5-07	LANDLORD:

TOWER PLACE, L.P., a Georgia limited partnership

By: RREEF America REIT III Corp. O, a Maryland corporation, general partner

By: RREEF Management Company, a Delaware corporation, Authorized Agent

By:

Faye Phillips Vice President – District Manager

Date:	1-31-07	TENANT:

QUALITY SYSTEMS, INC., a California corporation

By:

			Name:	Paul Holt
			Title:	CFO

Attest:

Name:

Title:

[CORPORATE SEAL]

[INSERT EXHIBIT A PAGE HERE] No Exhibit A

EXHIBIT B–EXPANSION SPACE IMPROVEMENTS

This Exbihit B is attached to and made a part of the Fifth Amendment to Lease dated January 31, 2007, between Tower Place, L.P., as Landlord and Quality Systems, Inc., as Tenant.

          1.           Expansion Space Improvements. Landlord shall provide design and construction of the work to the Expansion Space described in Schedule 1 attached hereto (“Expansion Space Improvements”). Tenant may not use or occupy the Expansion Space with a number of personnel greater than is contemplated in the approved space plans.

          2.          Landlord’s Work. Landlord agrees to construct the Premises with building standard finishes based upon mutually accepted plans dated January 15, 2007 provided by Loia Budde and Associates.

          3.           Miscellancous.

                       (a)          Except as set forth in this Exhibit, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Expansion Space. Any other work in the Expansion Space which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions of the Lease.

                       (b)          All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

                       (c)          This Exhibit shall not be deemed applicable to any additional space added to the original Premises or the Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises, the Expansion Space or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

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